UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): November 30, 2006

SKREEM ENTERTAINMENT CORPORATION
(Exact name of registrant as specified in charter)

Delaware	000-24370	33-0611748
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

11637 Orpington Street, Orlando, Florida 32817
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (407) 207-0400

Copies to:
Gregory Sichenzia, Esq.
Yoel Goldfeder, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

To obtain funding for general corporate and operating purposes Skreem Entertainment Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (collectively, the “Investors”) on November 30, 2006 for the sale of (i) $1,000,000 in callable secured convertible notes (the “Notes”) and (ii) stock purchase warrants (the “Warrants”) to buy 10,000,000 shares of our common stock.

On November 30, 2006, the Investors purchased $600,000 in Notes and received Warrants to purchase 6,000,000 shares of the Company’s common stock. The Company received net proceeds of $510,000, after deducting expenses of $75,000 and $15,000.00 placed into escrow for the payment of certain insurance premiums. In addition, provided that all of the conditions in the Securities Purchase Agreement are satisfied, the Investors are obligated to provide the Company with an additional $400,000 to be funded within five business days of the effectiveness of a registration statement registering shares of the Company’s common stock underlying the Notes.

The Notes bear interest at 8%, mature three years from the date of issuance, and are convertible into our common stock, at the Investors' option, at a conversion price equal to 50% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date; however, such percentage shall increase to 55% upon the filing a registration statement registering shares of the Company’s common stock underlying the Notes by the appropriate deadline and shall increase to 60% if such registration statement becomes effective by the appropriate deadline. As of November 30, 2006, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $1.25 and, therefore, the conversion price for the secured convertible notes was $0.625. Based on this conversion price, the $1,000,000 Notes, excluding interest, were convertible into 1,600,000 shares of our common stock.

We may prepay the Notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the callable secured convertible notes and the market price is at or below $1.27 per share. The full principal amount of the Notes is due upon default under the terms of Notes. In addition, we have granted the Investors a security interest in substantially all of our assets and intellectual property as well as registration rights.

The Warrants are exercisable until seven years from the date of issuance at a purchase price of $1.75 per share. In addition, the exercise price of the Warrants is adjusted in the event we issue common stock at a price below market.

The Investors have contractually agreed to restrict their ability to convert the Notes and exercise the Warrants and receive shares of our common stock such that the number of shares of the Company common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The sale of the Notes described in Item 1.01 was completed on November 30, 2006 with respect to $600,000 of the Notes.  As of the date hereof, the Company is obligated on $600,000 in face amount of Notes issued to the Investors. The Notes are a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of the Company.

Item 3.02	Unregistered Sales of Equity Securities

The Notes and Warrants described in Item 1.01 were offered and sold to the Investors in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder.   Each of the Investors is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

4.1	Form of 8% Callable Secured Convertible Note issued November 30, 2005

4.2	Form of Stock Purchase Warrant issued November 30, 2006

4.3	Registration Rights Agreement dated November 30, 2005 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC

10.1	Securities Purchase Agreement dated November 30, 2005 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC

10.2	Security Agreement dated November 30, 2005 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC

10.3
Intellectual Property Security Agreement dated November 30, 2005 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKREEM ENTERTAINMENT CORPORATION

Date: December 4, 2006	By:	/s/ Charles Camorata
Name: Charles Camorata
Title: President